                                                                    Exhibit 10.1


                                 Bingo.com, Inc.
                        Suite C200 - 4223 Glencoe Avenue
                        Marina del Ray, California 90292



August 17, 2001


Shane Murphy
c/o Suite C200 - 4223 Glencoe Avenue
Marina del Ray, California
90292

Dear Shane:

Re:  Termination Agreement

We provide this letter to confirm the terms and conditions upon which your employment with Bingo.com, Inc. and Bingo.com (Canada) Enterprises Inc. (together, "Bingo.com") will be ending by mutual agreement. When you sign and return a copy of this letter to Bingo.com, this letter will become a binding agreement.

1. Your employment under the written employment agreement made between us, Bingo, Inc., and Redruth Ventures Inc. ("Redruth") dated April 16, 2001 (the "Employment Agreement") is terminated as of August 31, 2001. As a result, all rights and obligations under the Employment Agreement, other than sections 1, 3 and 7 and subsections 4(c), 4(e), 4(g) and 4(h) (which expressly survive the termination of your employment), are terminated as of August 31, 2001.

2. Please return all property belonging to Bingo.com that is in your possession, including all written information, tapes, discs or memory devices and copies thereof, and any other material on any medium in your possession or control relating to the business or affairs of Bingo.com, without retaining any copies or records of confidential or proprietary information whatsoever. Please return any keys, pass cards, identification cards or other property belonging to Bingo.com.

3. With respect to salary, vacation pay and any other benefits, Bingo.com will pay you any outstanding salary, vacation pay and benefits payable under the Employment Agreement or pursuant to the Employment Standards Act (British Columbia) for your employment up to and including August 31, 2001.

4. Bingo.com, Redruth and Mitch White ("White") hereby covenant and agree as follows:

         (a) Bingo.com will make a payment to you of Cdn$10,000, on the first day of each and every month for 12 months commencing on September 1, 2001. The payments will be made to you by way of 12 post-dated cheques, which will be delivered to you on or before August 31, 2001. You will be responsible for making and remitting any necessary statutory deductions;

         (b) White will execute a personal guarantee substantially in the form attached as Schedule "A" hereto, whereby he will guarantee payment to you of the 12 monthly payments of Cdn$10,000 each as they become due and owing to you by Bingo.com;

         (c) Bingo.com will pay you Cdn$130,000 by issuing to you 250,000 Common shares (the "Shares") of Bingo.com, Inc. as validly issued and outstanding fully paid and non-assessable Common shares of Bingo.com, Inc. registered in your name and beneficially owned by you. The Shares will be "restricted securities" and will be subject to the conditions of the resale exemption provided by U.S. Securities and Exchange Commission Rule 144 ("Rule 144") including, without limitation, a one-year hold period from the date of issuance of the Shares;

         (d) The payments under subparagraphs 4(a) and 4(c) and the other covenants and agreements under this paragraph 4 are in full satisfaction of all contractual, common law and statutory obligations of Bingo.com regarding severance pay, notice, payment in lieu of notice or damages of any kind including, without limitation, any entitlements under the Employment Standards Act (British Columbia).

         (e) As of the date of this letter, you hold stock options to purchase up to 1,100,000 Common shares of Bingo.com (the "Options"). All of the Options will vest immediately. Notwithstanding anything contained in the Employment Agreement, the 1999 Non-Qualified Stock Option Plan, the Stock Option Agreement dated December 13, 2000 or the Second Amended and Restated Stock Option Agreement dated December 13, 2000, your Options will expire on August 31, 2003;

         (f) Bingo.com will sign a release substantially in the form attached as Schedule "B" hereto;

         (g) Bingo.com, Redruth and White will cause Tarnie Williams to be appointed as President and Chief Executive Officer of Bingo.com and Bingo.com (Canada) Enterprises Inc. and Tarnie Williams will hold such offices until such time as Tarnie Williams approves a successor; and

         (h) The 750,000 Common shares issued to you under subsection 2(f) of the Employment Agreement will be released to you on August 31, 2001. You acknowledge that the shares will be "restricted securities" and will be subject to the conditions of the resale exemption provided by Rule 144 including, without limitation, a one-year hold period from July 11, 2001.

5. In consideration of the covenants and agreements of Bingo.com, Redruth and White under paragraph 4 of this letter, you hereby covenant and agree as follows:

         (a) You will deliver a written resignation as director, President, Chief Executive Officer, Chairman of the Board, Treasurer and Secretary of Bingo.com, Inc. and director, President, Chief Executive Officer and Secretary of Bingo.com (Canada) Enterprises Inc. to Bingo.com for insertion into the minute books of the companies;

         (b) You will use your reasonable best efforts to cause David Chalk to resign as a director of Bingo.com, Inc.; and

         (c) You will sign a release substantially in the form attached as Schedule "B" hereto.

6. Provided that Bingo.com, White and Redruth remain in good standing with respect to their obligations to you under paragraph 4 of this letter (including, without limitation, payment of the monthly payments within five days of the date that each becomes due and owing), you further covenant and agree that:

         (a) You will appoint by proxy a proxyholder to be determined by Bingo.com and Redruth as your nominee to attend and act at shareholder meetings of Bingo.com, Inc. The proxy will represent all of the Common shares that you hold from time to time of Bingo.com, Inc.;

         (b) Prior to August 31, 2003 you will not, in any one day, sell a number of Common shares of Bingo.com, Inc. that is greater than 25% of the volume of Common shares of Bingo.com, Inc. that is traded on a stock exchange on that day; and

         (c) If at any time to desire to sell, exchange, assign or dispose (a "Transfer") any of the Common shares that you acquire upon the exercise of the Options, you may only do so if you first offer Bingo.com, Inc. the prior right to purchase, receive or acquire such shares on the following basis:

                  (i) the offer must be made by written notice to Bingo.com, Inc. and must specify the number of shares that you desire to Transfer;

                  (ii) Bingo.com, Inc. will have the right to accept the offer to purchase some or all of the offered shares from you;

                  (iii) the purchase price per share will be the closing trading price of the Common shares on the last trading day immediately preceding the date the offer is made;

                  (iv) Bingo.com, Inc. will have 48 hours after receipt of the offer (the "Offering Period") to deliver written notice to you that Bingo.com, Inc. either accepts or rejects the offer. Failure to deliver such notice will be deemed to be a rejection of the offer;

                  (v) if Bingo.com, Inc. does not accept the Offer, then you may transfer some or all of the offered shares to a third party provided that the transfer is completed within a 90 day period following the Offering Period (after which period has expired you must again comply with this subparagraph before you Transfer any of the Common shares that you acquire upon the exercise of the Options); and

                  (vi) the closing of the purchase of the shares by Bingo.com, Inc. will take place within the 30 day period following the Offering Period.

7. We take this opportunity to remind you that your obligations to Bingo.com not to disclose trade secrets and other confidential information and not to compete with or solicit the business or employees of Bingo.com continue beyond the termination of your employment.

We wish you every success in the future.

Bingo.com, Inc.                                            Redruth Ventures Inc.

per:                                                       per:

"Shane Murphy"                                             "Mitch White"
----------------------------------------                   ---------------------
Authorized Signatory                                       Authorized Signatory


Bingo.com (Canada) Enterprises Inc.

per:

"Shane Murphy"
-------------------------------------------
Authorized Signatory


                                                           )
SIGNED, SEALED & DELIVERED                                 )
by Mitch White in the presence of:                         )
                                                           )
"Jamie Lanfranco"                                          )   "Mitch White"
-------------------------------------------------------        -----------------
Signature of Witness                                       )   Mitch White
                                                           )
Name of Witness:  C. Jamie Lanfranco                       )
                                                           )
Address of Witness:  #2703 - 1238 Melville Street,         )
                        Vancouver, BC                      )
Occupation of Witness:  Chartered Accountant



I hereby agree to the terms and conditions contained in this letter, in witness whereof I have hereunto set my hand and seal this 17th day of August, 2001.

                                                           )
SIGNED, SEALED & DELIVERED                                 )
by Shane Murphy in the presence of:                        )
                                                           )
"Jamie Lanfranco"                                          )   "Shane Murphy"
-------------------------------------------------------        -----------------
Signature of Witness                                       )   Shane Murphy
                                                           )
Name of Witness:  C. Jamie Lanfranco                       )
                                                           )
Address of Witness:  #2703 - 1238 Melville Street,         )
                        Vancouver, BC                      )

Occupation of Witness:  Chartered Accountant

                                  SCHEDULE "A"

                               PERSONAL GUARANTEE


To:               Shane Murphy
                  c/o Suite C200 - 4223 Glencoe Avenue
                  Marina del Ray, California
                  90292


For consideration the undersigned hereby guarantees payment to Shane Murphy (the "Creditor") of Cdn$120,000 as it becomes due and owing to the Creditor by Bingo.com, Inc. and Bingo.com (Canada) Enterprises Inc. (together, the "Debtor") in accordance with the terms of a Termination Agreement dated August 17, 2001 among the Creditor, the undersigned, Redruth Ventures Inc. and the Debtor (the "Termination Agreement"). Under the Termination Agreement, a payment of Cdn$10,000 shall become due and owing to the Creditor by the Debtor on the first day of each and every month for 12 months commencing on September 1, 2001.

It is agreed that no change in the name, objects, capital stock or constitution of the Debtor, shall in any way affect the liability of the undersigned, either with respect to transactions occurring before or after any such change, and the Creditor shall not be concerned to see or inquire into the powers of the Debtor or any of its directors or other agents, acting or purporting to act on its behalf, and moneys, advances, renewals or credits, in fact borrowed or obtained from the Creditor in professed exercise of such powers shall be deemed to form part of the debts and liabilities hereby guaranteed, notwithstanding that such borrowing or obtaining of moneys, advances, renewals or credits shall be in excess of the powers of the Debtor or of its directors or other agents aforesaid, or be in any way irregular, defective or informal.

It is further agreed that the Creditor, without exonerating in whole or in part the undersigned, may grant time, renewals, extensions, indulgences, releases and discharges to, may take securities from and give the same and any or all existing securities up to, may abstain from taking securities from, or from perfecting securities of, may accept compositions from, and may otherwise deal with the Debtor and all other persons (including the undersigned, and any other guarantor) and securities, as the Creditor may see fit, and that all dividends, compositions, and moneys received by the Creditor from the Debtor or from any other persons or estates capable of being applied by the Creditor in reduction of the debts and liabilities hereby guaranteed, shall be regarded for all purposes as payments in gross, and the Creditor shall be entitled to prove against the estate of the Debtor upon any insolvency or winding-up in respect of the whole of said debts and liabilities and the undersigned shall have no right to be subrogated to the Creditor in respect of any such proof until the Creditor shall have received from such estate payment in full of its claim with interest.

And it is further agreed that this shall be a continuing Guarantee, and shall cover and secure any ultimate balance owing to the Creditor, but the Creditor shall not be obliged to exhaust its recourse against the Debtor or other persons or the securities it may hold before being entitled to payment from the undersigned of all and every of the debts and liabilities hereby guaranteed; Provided always that the undersigned, or the executor, administrator or legal representative of the undersigned, may determine his further liability under this continuing guarantee by ninety days' notice in writing to be given to the Creditor, and the liability hereunder of the undersigned, and his executor, administrator or legal representative shall continue until the expiration of ninety days after the giving of such notice, notwithstanding the death or insanity of the undersigned, and after the expiry of such notice the undersigned, and his executor, administrator or legal representative shall remain liable under this guarantee in respect of any sum or sums of money owing to the Creditor as aforesaid on the date such notice expired and also in respect of any contingent or further liabilities incurred to or by the Creditor on or before such date but maturing thereafter. Every Certificate issued under the hand of the Creditor for the time being purporting to show the amount at any particular time due and payable to the Creditor, and covered by this Guarantee, shall be received as conclusive evidence as against the undersigned, and his executor, administrator or legal representative, that such amount is at such time so due and payable to the Creditor and is covered hereby.

This contract shall be construed in accordance with the laws of the Province of British Columbia and for the purpose of legal proceedings this Guarantee shall be deemed to have been made in the said Province and to be performed there, and the Courts of that Province shall have jurisdiction over all disputes which may arise under this Guarantee, provided always that nothing herein contained shall prevent the Creditor from proceeding at his election against the undersigned in the Courts of any other Province or country.

Notwithstanding the provisions of any Statute relating to the rate of interest payable by debtors, this Guarantee shall remain in full force and effect whatever the rate of interest received or demanded by the Creditor.

All debts and liabilities present and future of the Debtor to the undersigned are hereby postponed to the debts and liabilities of the Debtor to the Creditor and all moneys received by the undersigned or his assign thereon shall be received as trustee for the Creditor and shall be paid over to the Creditor.

The undersigned acknowledges that this Guarantee has been delivered free of any conditions and that no representations have been made to the undersigned affecting the liability of the undersigned under this Guarantee save as may be specifically embodied herein and agrees that this Guarantee is in addition to and not in substitution for any other Guarantees held or which may hereafter be held by the Creditor.

The undersigned confirms that counsel for the Debtor has acted in the subject matter of this Guarantee on behalf of the Debtor only, and is not acting for the undersigned or for the directors, officers or shareholders of the Debtor in their personal capacities. The undersigned acknowledges that the Debtor has advised the undersigned to obtain independent legal advice concerning the subject matter of this Guarantee.

AS WITNESS the hands and seals of the undersigned, at _______________ this 17th day of August, 2001.


SIGNED, SEALED & DELIVERED                                 )
by Mitch White in the presence of:                         )
                                                           )
"Jamie Lanfranco"                                          )
-------------------------------------------------------    )
Signature of Witness                                       )   "Mitch White"
                                                           )   -------------
                                                           )   Mitch White
Name of Witness:  C. Jamie Lanfranco                       )
                                                           )
Address of Witness:  #2703 - 1238 Melville Street,         )
                        Vancouver, BC                      )
                                                           )
Occupation of Witness:  Chartered Accountant               )
                                                           )

                                  SCHEDULE "B"

                                 MUTUAL RELEASE

THIS MUTUAL RELEASE dated for reference and effective the 20 day of August, 2001.


BETWEEN:
                  BINGO.COM, INC., at Suite C200 - 4223 Glencoe Avenue, Marina del Ray, California, 90292;

                  ("Bingo.com")

AND:

                  BINGO.COM (CANADA) ENTERPRISES INC., at Suite C200 - 4223 Glencoe Avenue, Marina del Ray, California, 90292;

                  ("Bingo.com Canada")

AND:

                  SHANE MURPHY, c/o Suite C200 - 4223 Glencoe Avenue, Marina del Ray, California, 90292;

                  ("Murphy")



IN CONSIDERATION of the covenants and agreements made by or on behalf of Bingo.com and Bingo.com Canada to Murphy under the termination agreement dated August 17, 2001 among Murphy, Bingo.com, Bingo.com Canada, Mitch White and Redruth Ventures Inc. (the "Termination Agreement"), the receipt and sufficiency of which is hereby duly accepted and acknowledged by Murphy, and in further consideration of the mutual promises and agreements contained herein, Murphy, Bingo.com and Bingo.com Canada each covenant and agree as follows:

                                   ARTICLE 1

                          RELEASES AND INDEMNIFICATION

1.1      Release by Bingo Group

(a) Except with respect to the Termination Agreement, Bingo.com, Bingo.com Canada, their divisions and subsidiaries, affiliates and predecessors and their respective officers, directors, employees, servants, agents, successors, heirs, administrators, executors, estates and assigns (collectively, the "Bingo Group") release and forever discharge Murphy of and from any and all manner of action and actions, suits, debts, dues, sums of money, accounts, covenants, contract, undertakings, claims, losses, expenses and damages of every nature and kind whatsoever, at law or in equity, which the Bingo Group had, has, or which the Bingo Group can, shall or may have by reason of or arising out of any matter, thing or cause whatsoever existing up to the present time, whether now known to the Bingo Group or not and, in particular, but without restricting the generality of the foregoing, by reason of any matter, cause or thing arising from the employment of Murphy.

(b) The Bingo Group covenants and agrees that it will not make or continue any claim or any proceeding at any time in respect of any matter released under this Mutual Release that might result in any claim or proceeding against Murphy. If any such claim or proceeding has already been commenced, or is commenced at any subsequent date, and if such claim or proceeding results in a claim or proceeding against Murphy, then the Bingo Group will discontinue each such claim or proceeding and will indemnify and save harmless Murphy from all liabilities, claims, losses, expenses, damages and costs, including solicitors' fees and disbursements, together with all applicable taxes of every nature and kind whatsoever, resulting from each such claim or proceeding.

1.2      Release by Murphy Group

(a) Except with respect to (i) the Termination Agreement; and (ii) the Stock Option Agreement dated December 13, 2000 (the "Option Agreement") and the Second Amended and Restated Stock Option Agreement dated December 13, 2000 (the "Second Option Agreement"), Murphy does for himself, his heirs, executors, administrators, successors and assigns (collectively, the "Murphy Group"), release and forever discharge the Bingo Group of and from any and all manner of action and actions, suits, debts, dues, sums of money, accounts, covenants, contracts, undertakings, claims, losses, expenses and damages of every nature and kind whatsoever, at law or in equity, which the Murphy Group had, now has, or which the Murphy Group can, shall, or may have by reason of or arising out of any matter, thing or cause whatsoever existing up to the present time, whether now known to the Murphy Group or not and, in particular, but without restricting the generality of the foregoing, by reason of any matter, cause or thing relating in any manner to Murphy's employment with, or the termination of his employment by, the Bingo Group.

(b) Except with respect to (i) the Termination Agreement; and (ii) the Option Agreement and the Second Option Agreement, the Murphy Group covenants and agrees that it will not make or continue any claim or any proceeding at any time in respect of any matter released under this Mutual Release that might result in any claim or proceeding against the Bingo Group. If any such claim or proceeding has already been commenced, or is commenced at any subsequent date, and if such claim or proceeding results in a claim or proceeding against the Bingo Group, then the Murphy Group will discontinue each such claim or proceeding and will indemnify and save harmless the Bingo Group from all liabilities, claims, losses, expenses, damages and costs, including solicitors' fees and disbursements, together with all applicable taxes of every nature and kind whatsoever, resulting from each such claim or proceeding.

                                   ARTICLE 2

                            INDEMNIFICATION BY mURPHY

2.1      Indemnification

The Murphy Group further covenants and agrees to save harmless and indemnify the Bingo Group from and against any and all claims, charges, taxes or penalties and demands that may be made by the Minister of National Revenue pursuant to the Income Tax Act (Canada) or the Unemployment Insurance Commission or the Pension Commission under applicable statutes and regulations, for and in respect of withholdings that may arise from the payments under the Termination Agreement and in respect of any claims or demands by Human Resources Development Canada for overpaid benefits, which according to Human Resources Development Canada ought to have been deducted from any amounts paid under the Termination Agreement and to have been remitted to the Receiver General by the Bingo Group, plus any interest or penalties relating thereto and any reasonable costs or expenses incurred in defending such claims or demands.

                                   ARTICLE 3

                                    GENERAL

3.1      Governing Law and Attornment

This Mutual Release will be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable in British Columbia, without regard to the conflict of the law rules of British Columbia. The Bingo Group and the Murphy Group each hereby irrevocably and unconditionally attorn to the exclusive jurisdiction of the Courts of British Columbia and all courts competent to hear appeals therefrom. 3.2 Entire Agreement

The parties acknowledge and warrant that the terms of this Mutual Release contain the entire agreement between them relating to the subject matter hereof and that they have each had an opportunity to consult with and obtain advice from their own solicitors before entering into this Mutual Release and that they have read this Mutual Release and know the contents hereof and fully understand them. There is no representation, warranty, collateral term or condition or collateral agreement affecting this Mutual Release, other than as expressed in writing in this Mutual Release.

3.3      No Admissions

The parties each acknowledge that the execution of this Mutual Release is not an admission of any liability in any sense of the parties to this Mutual Release, and agree that this Mutual Release may not be used by anyone as evidence of an admission of liability or in any other manner except to the extent necessary to enforce the terms of this Mutual Release.

3.4      Counterparts

This Mutual Release may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one Mutual Release, binding on each such party, notwithstanding that each party is not a signatory to the same counterpart.

3.5      Enurement

This Mutual Release will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

3.6      Headings

The headings and captions of sections and paragraphs contained in this Mutual Release are all inserted for convenience of reference only and are not to be considered when interpreting this Mutual Release.



                     [The next page is the execution page.]

IN WITNESS WHEREOF the parties hereto have executed this Mutual Release effective as of the date specified on the first page of this Mutual Release.



SIGNED, SEALED & DELIVERED by SHANE                        )
MURPHY in the presence of:                                 )
                                                           )
                                                           )
"Jamie Lanfranco"                                          )     "Shane Murphy"
-------------------------------------------------------    )     --------------
Signature of Witness                                       )     SHANE MURPHY
Name of Witness:  C. Jamie Lanfranco                       )
Address of Witness:  #2703 - 1238 Melville Street,         )
                        Vancouver, BC                      )
                                                           )
Occupation of Witness:  Chartered Accountant               )
                                                           )
                                                           )


BINGO.COM, INC.:

Per:
"Shane Murphy"
-----------------------------------
Authorized Signatory



BINGO.COM (CANADA) ENTERPRISES INC.

Per:
"Shane Murphy"
-----------------------------------
Authorized Signatory